Term Sheet

Relating to

The Purchase of 50% +1 share of the Business trading as Pharmacy Online

SEKEL OSHRY Lawyers
Level 56 MLC Centre
19-29 Martin Place
Sydney NSW 2000
Tel 8212 4565
www.sekeloshry.com.au

TERM SHEET V4 070824 Term Sheet POL

TERM SHEET

Relating to the Purchase of 50% + 1 share of the Business trading as *Pharmacy Online*

1 Parties

Virtual Medical Centre Ltd ACN 12 097 593 587 of PO Box 1173 Osbourne Park WA 6916 (VMC); and
Ronald De Leeuw ABN 19879 146420 of 558 Botany Road Alexandria NSW 2015 (POL).

2 Transaction

a) POL conducts a business under the name and style "Pharmacy Online" out of Sydney involving the online sale and distribution of pharmaceutical and open seller products (**the Business**).

b) POL will roll the Business into Newco and VMC has agreed to purchase up to 50% plus one share of Newco from POL on the terms set out in Paragraph 4 below for the total consideration of $4,875,000 ("**the Consideration**").

c) The Consideration shall be paid as set out in Paragraph 4 below.

d) The effective date of VMC's interest in Newco will be on the Payment Date which must be on or before 31 December 2010.

e) Save for the limited but usual business warranties set out in point 6 below to be given, POL has not made or given any warranties or promises to VMC. In particular, VMC acknowledges that POL has not warranted the matters surrounding online trading of the Business and that they have relied upon their own investigations and business acumen and the advice of their professional advisers in entering into the transaction the subject of this Term Sheet.

f) Upon Newco becoming registered each of VMC and POL must procure that the parties that will hold shares in Newco executes a shareholders' agreement on the same terms as are defined in this Term Sheet. Upon execution thereof, any conflicting provision contained in the shareholders' agreement will prevail over any provision contained herein.

3 Newco

a) Newco shall have 1000 ordinary shares. (**"the Ordinary Shares"**)

b) VMC will on payment of the full Consideration be the holder of 50% plus one share in Newco.

c) Provided POL is to assign to Newco the Business and Newco must acquire the Business including all of its assets, intellectual property, retained income (if any), cash at bank and rights in and to any contract relating to the Business to which POL is party.

4 Purchase

a) VMC must purchase and POL must sell the consideration shares and a purchase and sale agreement will be entered in to this effect. The terms of the sale agreement shall reflect the intention of the parties in this Term Sheet.

b) The purchase and payment of the Consideration shall be as follows but are wholly conditional on the transfer of the Business to Newco:
   (i) POL shall transfer to VMC 50% of the equity in Newco + 1 share on execution of the Share purchase agreement (the Payment Date);
   (ii) On the Payment Date the sum of $3,500,000 in cash and $1,375,000 in VMC shares shall be paid by VMC to POL;

c) The value of VMC shares for the purposes of the allotments in 4(b)(ii) shall be the price equivalent to the price paid for any share in VMC in the preceding 12 months to the allotment taking place.

d) Stock is not included in the Consideration. Newco shall, acquire all stock from POL at cost price on or after the First Payment Date.

e) VMC hereby agrees to pay to POL a non refundable exclusivity fee of (i) AUD$50,000 payable in full within 45 days of the date of this Term Sheet and (ii) to procure the issue of 200,000 Virtual Medical Centre Inc. shares to POL or its nominee within 14 days of this Term Sheet. In the event that VMC fails to comply with this clause within the times set out above, then save for this clause, the provisions of this Term Sheet shall lapse.

f) This Term Sheet expires on 31st December 2010.

5 Conditions Precedent

a) Conditions precedent to the transaction are:
   (i) satisfactory outcome of due diligence by VMC.
   (ii) VMC procuring a negotiated employment contract with Marc de Leeuw, Andrew Morris and other key executives satisfactory to VMC.
   (iii) the execution of transaction documentation on materially similar terms to the drafts provided as at the date of this Term Sheet.

6 Warranties

In consideration of the purchase, POL will represent and warrant to VMC that the following matters are true, complete and accurate in all material respects at the date of this document and on at the time the second payment is made:

A. FINANCIALS SUPPLIED

A.1 The Financials:
   (a) are in all material respects true, accurate and complete (including appropriate provision for tax liabilities);

(b) have been prepared in accordance with all applicable laws, regulations and generally accepted Australian accounting standards and practices;

(c) give a true and fair summary of the financial position of POL for the period to which they relate; and

(d) have not been affected (except as therein disclosed) by anything which renders any of those results unusually high or low.

B. NO LITIGATION

B.1 POL is not involved in or aware of any current or threatened civil or criminal proceedings, arbitration or dispute, relating to POL or the Business, its employees or assets.

B.2 There are no unsatisfied judgments, orders or writs of execution against POL or affecting the assets of POL except those already expressly disclosed in writing to VMC.

B.3 POL is not in default under any statute or under any decree, rule or regulation of any government, statutory or municipal body or organisation having jurisdiction over POL, its assets or the Business.

B.4 To the best of its knowledge and belief, there are no statutory or other notices, restricting or prohibiting the carrying on of the Business in any material way.

C. NO OTHER RIGHTS AVAILABLE TO ANY OTHER PERSON

C.1 There is no outstanding claim, demand, dispute or litigation (including litigation by any of the employees of POL) nor any unsatisfied judgment, order or decree or prosecution pending nor to the best of the knowledge and belief of POL threatened against POL or in respect of the Business or any of POL's assets.

D. NO TAX OR OTHER LIABILITIES UNLESS EXPRESSLY DISCLOSED IN WRITING

D.1 There are no actual or contingent liabilities of, or unasserted against POL (including tax liabilities and contractual commitments) of which POL is aware or ought reasonably be aware which would materially and adversely affect the value of the Business except those already expressly disclosed in writing to VMC.

D.2 Since commencement of its business, no outstanding liability for Tax exceeding $5,000 has accrued to POL or become due, otherwise than as a result of trading activities in the ordinary course of its business.

D.3 POL has deducted all Tax required to be deducted from any payments made by it. When necessary, POL has accounted for that Tax in accordance with relevant law.

D.4 All Taxes which have been, or are deemed to have been, assessed or imposed on POL or the Business, or have been required to be withheld from any payment made by POL to another person:

(a) which are due and payable, have been paid by the final date for payment; and

(b) which are not yet payable, will be paid by the due date.

D.5 POL is complying with and has always complied with the GST law.

For the purposes of this paragraph a reference to "**Tax**" will include a reference to any tax, levy, impost, deduction, charge, duty, compulsory loan or withholding and any related interest, penalty, fine or expense imposed by any Government Agency.

E. NO ENCUMBRANCES OR INSOLVENCY

E.1 POL is not insolvent, no receiver has been appointed over any part of the assets of POL and no such appointment has been threatened.

E.2 POL is not in liquidation or official management and no proceedings have been brought or threatened for the purpose of liquidating POL or placing it under official management. POL has not received any notice, petition or order for winding up or any notice or order for the appointment of a receiver or other controller or administrator.

E.3 Neither POL nor its assets or the Business are subject to any mortgage, charge, encumbrance, lease or other liability.

F. NO EMPLOYEE CLAIM

F.1 There is no existing, threatened or pending dispute between POL and any employee of POL, trade union or other similar organisation.

F.2 There is not in existence any contract of employment with any employee of POL (or any contract for the services of any person) which cannot be terminated by one month's notice or less and in each case without giving rise to a claim for damage or compensation against POL.

7 Directors

a) VMC shall be entitled on the Completion date to appoint an equal number of directors. This right shall lapse if the second payment is not made.

8 Rights and obligations of Marc de Leeuw and Andrew Morris

The parties agree that each of Marc de Leeuw and Andrew Morris will:

a) be employed by Newco in a full time capacity. Neither Marc de Leeuw's nor Andrew Morris' employment may be unilaterally terminated by VMC save for such conduct as would justify the termination of an executive employee at law;
b) devote his reasonable full time and attention during business hours to the affairs of the Business;
c) be paid an equal remuneration;
d) be entitled to an equal period of annual (and other) leave;

9 Key terms for shareholders agreement

The parties agree that the shareholders agreement to be entered into shall contain at least the terms set out in Schedule A.

10 New Business Opportunities

The parties agree that :

a) all Business Opportunities for products similar to or the same as those sold by POL must take place through Newco.

For the purposes hereof, "**Business Opportunity**" means an opportunity to invest in, contract with or have a business relationship with any third party that would reasonably involve or be related to the importation and distribution of pharmaceutical or health care products.

11 Term Sheet Binding

(a) This Term Sheet is binding on each party and its successors in title, permitted assigns and legal personal representative.

12 Confidentiality

(a) Notwithstanding anything in this Term Sheet or the failure to finalise the transaction, the parties (including any of their related entities) shall remain bound to ensure that the existence of this Term Sheet, all correspondence, reports or information provided by POL to VMC during or prior to the Due Diligence Period shall remain confidential.

(b) VMC shall not, without POL's prior written consent, copy, disclose, or distribute in any way or by any medium this Term Sheet, any correspondence, reports or information provided by POL to VMC during the Due Diligence Period to persons other than to those employees or professional advisors of VMC that are directly involved in evaluating the proposed transaction contemplated. If a share sale agreement is not entered into then VMC must return to POL within 7 days, all information supplied to it in relation to the Business. The contents of this Term Sheet shall also remain private and confidential at all times.

(c) Further, no party will use the name of another party in any public announcement or public advertisement without that other party's consent unless required by any law

13 Non Compete- Restraint

(a) In consideration of POL providing access to its Confidential Information as part of the VMC due diligence, VMC must not, in any capacity including in its own account or as a member, shareholder, unitholder, partner or joint venturer, trustee, beneficiary, principal, agent, adviser, contractor, consultant, manager, associate, representative or financier or in any other way or by any other means during the period of 12 months from the date of this term sheet, participate in, be interested in assist with or otherwise by directly or indirectly involved in a business, activity or operation that is the same as, substantially similar to, or

competitive with, the Business or any material part of it save as by acquiring a competitor in business at the date of this agreement.

Accepted on behalf of Pharmacy Online

Marc de Leeuw

Date: 13/8/2010

Accepted on behalf of Virtual Medical Centre Ltd.

Date: 13/8/2010

Schedule A
Proposed Shareholder Agreement Terms

The benefits of rights set out paragraph 2 and 3 shall only apply to VMC upon the full payment of the consideration. The rights contain in paragraph 1 shall only accrue to VMC between the date of the agreement and the Second Payment Date or in the event that full payment of the Consideration is paid.

1. Voting Rights

Consent of both VMC and POL Shares would be required to:

a) alter the structure of the Board;

b) issue any new equity or other security (other than shares or options issued under an approved Employee Share Option Plan) but such approval must only be reasonably withheld, such reasonableness to be determined by a suitably qualified independent person to have regard to the best interests of the Company;

c) allow any merger, sale of assets or liquidation but for merger or sale of assets such approval must only be reasonably withheld, such reasonableness to be determined by a suitably qualified independent person to have regard to the best interests of the Company;

d) future debt financing above a cumulative $1,000,000;

e) pay dividends but such approval must only be reasonably withheld, such reasonableness to be determined by a suitably qualified independent person to have regard to the best interests of the Company;

f) amend the Company's constitution;

g) adopt a new business plan, or materially vary the Company's budget dividends but such approval must only be reasonably withheld, such reasonableness to be determined by a suitably qualified independent person to have regard to the best interests of the Company;

h) Approve any appointment of a CEO;

i) Alter any of the rights of the shares.

2. Pre-emptive Rights

Upon the issue of any additional securities prior to a public capital raising, the parties would have the right to purchase, on the same terms and conditions as offered to other purchasers, an amount of each such issue of shares as would maintain its proportionate ownership of Ordinary Shares on a fully converted basis.

This provision shall not apply to securities issued to employees, consultants or directors for Employee purposes under an Employee Share Option Plan approved by the Board or for securities issued in lease financing transactions.

3. **Rights of Refusal, Co-sale Rights and Drag Along Rights**

The parties shall have the right of first refusal to acquire all shares made available for sale and the parties would have the right to sell shares on the same basis as shares made available for sale by other shareholders.

If a party wishes to sell their shareholding in the business, the sellers may require the remaining Shareholders to also sell their shares to the buyer.

4. **Information Rights**

The Company would provide each of the parties with annual financial statements, certified and audited by a nationally recognised accounting firm. The parties would be provided financial statements (including income statements, balance sheets, cash flow statements and monthly cash flow forecast for the following 12 months) on a monthly basis within 14 days of the end of each month. The Company would distribute to the parties an annual operating and financial plan agreed to by the Board prior to the beginning of each fiscal year and any revisions thereof promptly upon their adoption by the Board.

A party maintains the right to appoint an investigating accountant, to be paid by the Company if substantial adverse findings are elicited. The Company will provide other information such as that contained in board papers at the members' request.